FOR IMMEDIATE RELEASE
Mary Jensen, Vice President – Investor Relations 310.255.7751 or mjensen@douglasemmett.com

Douglas Emmett, Inc. Announces
2007 Fourth Quarter and Year-End Earnings Results
Reports FFO For the Quarter of $0.31 Per Diluted Share and
FFO For the Year of $1.17 Per Diluted Share

SANTA MONICA, CALIFORNIA – February 11, 2008 – Douglas Emmett, Inc. (NYSE:DEI), a real estate investment trust (REIT) focused on owning and acquiring top-tier office properties and multifamily communities within targeted submarkets, today announced its fourth quarter and year-end financial results for the quarter and year ended December 31, 2007.

Financial Results

Funds From Operations (FFO) for the quarter ended December 31, 2007 totaled $49.2 million, or $0.31 per diluted share.  For the year ended December 31, 2007, FFO totaled $190.9 million, or $1.17 per diluted share. The Company reported a GAAP net loss of $5.7 million, or approximately ($0.05) per diluted share, for the quarter ended December 31, 2007 and a GAAP net loss of $13.0 million, or ($0.12) per diluted share, for the year ended December 31, 2007.

Company Operations

As of December 31, 2007, the Company’s office portfolio was 95.7% leased, which was consistent with the previous period ending September 30, 2007. Occupancy for the Company’s office portfolio was 95.0% as of December 31, 2007 compared to 93.9% occupied as of September 30, 2007.  The occupied percentage represents the leased portion of the Company’s office portfolio less those leases where the rent commencement date has yet to occur.  During the fourth quarter, the Company signed 91 new and renewal leases, totaling approximately 461,468 square feet. The Company’s multifamily portfolio was 99% leased as of December 31, 2007.

Acquisitions

During the fourth quarter, the Company acquired Cornerstone Plaza, an 8-story, Class A office building comprised of approximately 174,000 square feet, for a contract price of $84 million, or approximately $484 per square foot. This acquisition increases the Company’s assets within its Olympic Corridor submarket to 5 office buildings, totaling approximately 1.1 million rentable square feet. The building is located at 1990 South Bundy Drive in West Los Angeles, California.

Share Repurchases

During the fourth quarter, the Company repurchased approximately 1.7 million share equivalents in private transactions for a total consideration of approximately $40.0 million or $22.86 per share.  Subsequent to the end of the fourth quarter, the Company repurchased approximately one million share equivalents totaling $21.5 million, or $21.55 per share. To-date, the Company has repurchased a total of 9.1 million share equivalents totaling $215.9 million.

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Dividends
During the quarter, the Company’s Board of Directors approved a $0.175 per share quarterly cash dividend, which was paid on January 15, 2008 to shareholders of record as of December 31, 2007. On an annualized basis, the dividend represents a distribution of $0.70 per common share.  The taxability of the Company’s 2007 dividends was issued in a separate press release on January 24, 2008 and can be obtained through the company Web site.

Conference Call and Web Cast Information

A conference call to discuss the Company’s 2007 fourth quarter and year-end results is scheduled for Tuesday, February 12, 2008 at 2:00 pm Eastern Time or 11:00 am Pacific Time. Interested parties can access the call via the Internet by going to the Investor Relations section of the Company’s Web site at www.douglasemmett.com or by dialing into the call at 800.218.0713 (domestic) or 303.275.2170 (international).   A replay of the live call will be available via the web site for 90 days. A digital replay will be available through Tuesday, February 19, 2008 at 800.405.2236 (domestic) or 303.590.3000 (international) and using the passcode 11107825.

Supplemental Information

Supplemental financial information for the Company’s 2007 fourth quarter and year-end financial results can be accessed on the Company’s Web site under the Investor Relations section at www.douglasemmett.com.

About Douglas Emmett, Inc.

Douglas Emmett, Inc. (NYSE: DEI) is a fully integrated, self-administered and self-managed real estate investment trust (REIT), and one of the largest owners and operators of high-quality office and multifamily properties located in targeted submarkets in California and Hawaii. The Company’s properties are concentrated in ten premier submarkets – Brentwood, Olympic Corridor, Century City, Santa Monica, Beverly Hills, Westwood, Sherman Oaks/Encino, Warner Center/Woodland Hills and Burbank and Honolulu, Hawaii.  The Company focuses on owning and acquiring a substantial share of top-tier office properties and premier multifamily communities in neighborhoods that possess significant supply constraints, high-end executive housing and key lifestyle amenities. For more information on Douglas Emmett, please visit the Company’s Web site at www.douglasemmett.com.

Safe Harbor Statement

Except for the historical facts, the statements in this press release regarding Douglas Emmett’s business activities are forward-looking statements based on the beliefs of, assumptions made by, and information currently available to us about known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, investors should use caution in relying on forward-looking statements to anticipate future results or trends.  For a discussion of some of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

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Douglas Emmett, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	December 31, 2007	December 31, 2006
Assets	(unaudited)
Investments in real estate:
Land	$825,560	$813,599
Buildings and improvements	4,978,124	4,863,955
Tenant improvements and leasing costs	460,486	411,063
	6,264,170	6,088,617
Less: accumulated depreciation	(242,114)	(32,521)
Net investment in real estate	6,022,056	6,056,096
Cash and cash equivalents	5,843	4,536
Tenant receivables, net	955	4,160
Deferred rent receivables, net	20,805	3,587
Interest rate contracts	84,600	76,915
Acquired lease intangible assets, net	24,313	34,137
Other assets	31,396	20,687
Total Assets	$6,189,968	$6,200,118
Liabilities
Secured notes payable	$3,080,450	$2,760,000
Unamortized non-cash debt premium	25,227	29,702
Interest rate contracts	129,083	6,278
Accrued interest payable	13,963	12,701
Accounts payable and accrued expenses	48,741	39,035
Acquired lease intangible liabilities, net	218,371	263,649
Security deposits	31,309	28,670
Dividends payable	19,221	13,801
Total Liabilities	3,566,365	3,153,836

Minority interests	793,764	934,509
Stockholders’ equity
Common stock	1,098	1,150
Additional paid-in capital	2,144,849	2,144,600
Accumulated other comprehensive (loss) income	(101,163)	415
Accumulated deficit	(214,945)	(34,392)
Total stockholders’ equity	1,829,839	2,111,773
Total liabilities and stockholders’ equity	$6,189,968	$6,200,118

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Douglas Emmett, Inc.
Consolidated Statements of Income
(unaudited and in thousands, except per share data)

	3-Months Ended December 31, 2007	Year Ended December 31, 2007
Revenues
Office rental:
Rental revenues	$97,833	$376,921
Tenant recoveries	5,253	25,177
Parking and other income	12,313	46,648
Total office revenues	115,399	448,746
Multifamily rental:
Rental revenues	17,040	67,427
Parking and other income	525	2,047
Total multifamily revenues	17,565	69,474
Total revenues	132,964	518,220
Operating Expenses
Office expenses	31,852	128,759
Multifamily expenses	4,023	17,150
General and administrative	5,462	21,486
Depreciation and amortization	57,349	209,593
Total operating expenses	98,686	376,988
Operating income	34,278	141,232
Interest and other income	36	695
Interest expense	(42,497)	(160,616)
Loss before minority interests	(8,183)	(18,689)
Minority interests	2,493	5,681
Net loss	$(5,690)	$(13,008)
Net loss per common share – basic and diluted	$(0.05)	$(0.12)
Weighted average shares of common stock outstanding – basic and diluted	109,834	112,646

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FFO Reconciliation

	3-Months Ended December 31, 2007		Year Ended December 31, 2007
	(unaudited and in thousands)

Funds From Operations (FFO)(1):
Net loss	$	(5,690)	$	(13,008)
Depreciation and amortization of real estate assets		57,349		209,590
Minority interests		(2,493)		(5,681)
FFO		$49,166		$190,901
Weighted average share equivalents outstanding (in thousands) - diluted		159,111		162,935

FFO per share – diluted		$0. 31		$1.17

(1)We calculate funds from operations before minority interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

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